UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): March 31, 2006

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 31, 2006, Advanced Energy Technologies, Inc. (AET), an indirect, wholly-owned subsidiary of UniSource Energy Corporation (UniSource Energy) completed the sale of all of the capital stock of Global Solar Energy, Inc. (Global Solar) to Solon AG and I-Sol Ventures GmbH.

The buyers paid $16 million in cash, which was used to satisfy $10 million of secured promissory notes held by a UniSource Energy subsidiary with the remainder paid to AET. UniSource Energy expects to record approximately $1 million of after-tax losses related to the discontinued operations and disposal of Global Solar.

In addition to the cash purchase price, Global Solar granted AET a ten year option to purchase, for a nominal amount, between 5 and 10 percent of the common stock of Global Solar, determined on a fully diluted basis. The option is only exercisable after the seventh anniversary of the closing or upon the occurrence of certain events including a sale of all or substantially all of the assets of Global Solar, a merger, a change of control transaction, an initial public offering of Global Solar common stock or the payment by Global Solar of dividends in excess of specified amounts.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Exhibit Number	Description of Exhibit
99.1	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2006	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Pro Forma Financial Information